EXHIBIT 99

SPS Commerce Reports Third Quarter 2022 Financial Results

Company delivers 87th consecutive quarter of topline growth

Revenue growth of 17% year-over-year; Recurring revenue growth of 18% year-over-year

MINNEAPOLIS, Oct. 27, 2022 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

  Revenue was $114.5 million in the third quarter of 2022, compared to $97.9 million in the third quarter of 2021, reflecting 17% growth.
  Recurring revenue grew 18% from the third quarter of 2021.
  Net income was $15.9 million or $0.43 per diluted share, compared to net income of $11.4 million or $0.31 per diluted share in the third quarter of 2021.
  Non-GAAP income per diluted share was $0.63, compared to non-GAAP income per diluted share of $0.47 in the third quarter of 2021.
  Adjusted EBITDA for the third quarter of 2022 increased 31% to $34.7 million compared to the third quarter of 2021.

“For suppliers and retailers alike, automation is key to improving efficiency. SPS Commerce facilitates automation, enables integration with a range of e-commerce platforms, and future proofs against new process and technology requirements,” said Archie Black, CEO of SPS Commerce. “We continue to believe that increasing complexity in omnichannel retail will continue to fuel the need for automation between trading partners and throughout the supply chain.”

“SPS Commerce’s leading solutions and our growing network of trading partners across various industries continue to solidify our competitive position, strengthening our ability to capitalize on our large and expanding market opportunity, and deliver consistent and profitable growth,” said Kim Nelson, CFO of SPS Commerce.

Guidance

Fourth Quarter 2022 Guidance

  Revenue is expected to be in the range of $120.0 million to $121.0 million.
  Net income per diluted share is expected to be in the range of $0.29 to $0.30, with fully diluted weighted average shares outstanding of 37.2 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $0.52 to $0.53.
  Adjusted EBITDA is expected to be in the range of $32.8 million to $33.5 million.
  Non-cash, share-based compensation expense is expected to be $8.3 million, depreciation expense is expected to be $4.8 million, and amortization expense is expected to be $3.8 million.

Full Year 2022 Guidance

  Revenue is expected to be in the range of $448.9 million to $449.9 million, representing 17% growth over 2021.
  Net income per diluted share is expected to be in the range of $1.35 to $1.36, with fully diluted weighted average shares outstanding of 37.0 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $2.23 to $2.24.
  Adjusted EBITDA is expected to be in the range of $130.1 to $130.8 million, representing 22% growth over 2021.
  Non-cash, share-based compensation expense is expected to be $33.9 million, depreciation expense is expected to be $16.8 million, and amortization expense is expected to be $11.7 million.

Quarterly Conference Call

To access the call, please dial 1-866-652-5200, or outside the U.S. 1-412-317-6060 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to be joined into the SPS Commerce Q3 2022 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.   The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 105,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 87 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement our financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP measures provide useful information to our management, board of directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Adjusted EBITDA Measures:

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

Non-GAAP Income Per Share Measure:

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period.

To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the fourth quarter and full year of 2022, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$ 186,230	$ 207,552
Short-term investments	50,928	49,758
Accounts receivable	40,445	38,811
Allowance for credit losses	(3,658)	(4,249)
Accounts receivable, net	36,787	34,562
Deferred costs	50,082	44,529
Other assets	15,246	16,042
Total current assets	339,273	352,443
Property and equipment, net	32,923	31,901
Operating lease right-of-use assets	9,760	10,851
Goodwill	165,908	143,663
Intangible assets, net	70,742	58,587
Other assets
Deferred costs, non-current	16,474	15,191
Deferred income tax assets	223	182
Other assets, non-current	1,787	3,028
Total assets	$ 637,090	$ 615,846
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 8,200	$ 8,330
Accrued compensation	28,779	31,661
Accrued expenses	5,202	8,345
Deferred revenue	58,949	50,428
Operating lease liabilities	4,336	4,108
Total current liabilities	105,466	102,872
Other liabilities
Deferred revenue, non-current	5,146	5,144
Operating lease liabilities, non-current	13,974	16,426
Deferred income tax liabilities	4,841	7,145
Total liabilities	129,427	131,587
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 shares authorized; 38,184,747 and 37,798,610 shares issued; and 36,037,964 and 36,009,257 shares outstanding, respectively	38	38
Treasury Stock, at cost; 2,146,783 and 1,789,353 shares, respectively	(128,377)	(85,677)
Additional paid-in capital	463,356	433,258
Retained earnings	177,306	138,087
Accumulated other comprehensive loss	(4,660)	(1,447)
Total stockholders’ equity	507,663	484,259
Total liabilities and stockholders’ equity	$ 637,090	$ 615,846

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$ 114,486	$ 97,887	$ 328,857	$ 282,520
Cost of revenues	38,605	34,343	111,524	96,043
Gross profit	75,881	63,544	217,333	186,477
Operating expenses
Sales and marketing	25,334	22,079	74,571	65,386
Research and development	11,135	10,854	33,268	28,459
General and administrative	16,724	14,691	49,390	45,186
Amortization of intangible assets	2,998	2,399	7,936	7,734
Total operating expenses	56,191	50,023	165,165	146,765
Income from operations	19,690	13,521	52,168	39,712
Other expense, net	(695)	(716)	(1,610)	(1,424)
Income before income taxes	18,995	12,805	50,558	38,288
Income tax expense	3,132	1,356	11,339	6,456
Net income	$ 15,863	$ 11,449	$ 39,219	$ 31,832

Net income per share
Basic	$ 0.44	$ 0.32	$ 1.09	$ 0.89
Diluted	$ 0.43	$ 0.31	$ 1.06	$ 0.86

Weighted average common shares used to compute net income per share
Basic	36,093	35,961	36,104	35,873
Diluted	36,915	37,015	36,942	36,898

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$ 39,219	$ 31,832
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(2,092)	1,013
Depreciation and amortization of property and equipment	11,983	10,989
Amortization of intangible assets	7,936	7,734
Provision for credit losses	2,889	4,037
Stock-based compensation	25,636	21,273
Other, net	43	234
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(3,999)	(5,327)
Deferred costs	(7,174)	(5,686)
Other current and non-current assets	2,202	(3,893)
Accounts payable	129	(1,518)
Accrued compensation	(4,388)	6,617
Accrued expenses	(3,035)	(174)
Deferred revenue	8,261	13,401
Operating leases	(1,127)	1,036
Net cash provided by operating activities	76,483	81,568
Cash flows from investing activities
Purchases of property and equipment	(13,894)	(15,567)
Purchases of investments	(134,276)	(84,020)
Maturities of investments	132,500	67,500
Acquisition of business, net	(44,923)	—
Net cash used in investing activities	(60,593)	(32,087)
Cash flows from financing activities
Repurchases of common stock	(42,700)	(10,661)
Net proceeds from exercise of options to purchase common stock	2,457	7,027
Net proceeds from employee stock purchase plan activity	3,588	2,316
Payments for contingent consideration	—	(2,042)
Net cash used in financing activities	(36,655)	(3,360)
Effect of foreign currency exchange rate changes	(557)	(10)
Net increase (decrease) in cash and cash equivalents	(21,322)	46,111
Cash and cash equivalents at beginning of period	207,552	149,692
Cash and cash equivalents at end of period	$ 186,230	$ 195,803

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$ 15,863	$ 11,449	$ 39,219	$ 31,832
Income tax expense	3,132	1,356	11,339	6,456
Depreciation and amortization of property and equipment	4,169	3,695	11,983	10,989
Amortization of intangible assets	2,998	2,399	7,936	7,734
Stock-based compensation expense	7,960	6,849	25,636	21,273
Realized loss from foreign currency on cash and investments held	1,151	854	2,010	1,492
Investment income	(586)	(66)	(806)	(242)
Other	—	—	—	(213)
Adjusted EBITDA	$ 34,687	$ 26,536	$ 97,317	$ 79,321

Adjusted EBITDA Margin
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$ 114,486	$ 97,887	$ 328,857	$ 282,520

Net income	15,863	11,449	39,219	31,832
Margin	14%	12%	12%	11%

Adjusted EBITDA	34,687	26,536	97,317	79,321
Adjusted EBITDA Margin	30%	27%	30%	28%

Non-GAAP Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$ 15,863	$ 11,449	$ 39,219	$ 31,832
Stock-based compensation expense	7,960	6,849	25,636	21,273
Amortization of intangible assets	2,998	2,399	7,936	7,734
Realized loss from foreign currency on cash and investments held	1,151	854	2,010	1,492
Other	—	—	—	(213)
Income tax effects of adjustments	(4,866)	(4,178)	(11,576)	(12,152)
Non-GAAP income	$ 23,106	$ 17,373	$ 63,225	$ 49,966
Shares used to compute non-GAAP income per share
Basic	36,093	35,961	36,104	35,873
Diluted	36,915	37,015	36,942	36,898
Non-GAAP income per share
Basic	$ 0.64	$ 0.48	$ 1.75	$ 1.39
Diluted	$ 0.63	$ 0.47	$ 1.71	$ 1.35

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962